UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2011

BULLION MONARCH MINING, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	000-54045	20-1885668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Main St., Suite 202
St. George, Utah 84770

(Address of Principal Executive Offices)

____________________

(801) 426-8111

(Registrant’s telephone number, including area code)

____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 18, 2011, the Board of Directors of Bullion Monarch Mining, Inc. (the “Company”) approved the 2011 Stock Option Plan of Bullion Monarch Mining, Inc. (the “2011 Plan”). The 2011 Plan provides for the granting of options to purchase up to 3,000,000 shares of the Company’s common stock to directors, employees and consultants of the Company, including officers and directors who are employees of the Company.  Under the 2011 Plan, the granting of options, exercise prices and terms are determined by the Company’s Board, or a committee designated by the Board to administer the 2011 Plan.  Options granted under the 2011 Plan may be incentive stock options, or ISOs, intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options, or NQSOs.  The term of options granted under the 2011 Plan may not exceed 10 years.  No options have been granted under the 2011 Plan.

The 2011 Plan became effective upon adoption by the Board.  No option granted under the 2011 Plan is exercisable unless and until written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders’ meeting, is obtained within 12 months after adoption by the Board.  If stockholder approval is not obtained within such time, options granted under the 2011 Plan will be of the same force and effect as if such approval was obtained except that all ISOs granted under the 2011 Plan will be treated as NQSOs.  Options may be granted and exercised under the 2011 Plan only after there has been compliance with all applicable federal and state securities laws.  The 2011 Plan will terminate within ten years from the date of its adoption by the Board.

This summary description of the 2011 Plan is qualified in its entirety by reference to the complete terms and conditions of the 2011 Plan filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits.

10.1	2011 Stock Option Plan of Bullion Monarch Mining, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 23, 2011

BULLION MONARCH MINING, INC.

By:

/s/ R. Don Morris

Name:  R. Don Morris

Its:  Chief Executive Officer

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